Exhibit 99.1

CEN Biotech Inc. Announces the Closing of LED Patent Acquisition

Windsor, ON – October 13, 2021 (Newswire)– CEN Biotech Inc. (“CEN” or the “Company”) (OTC Pink: CENBF), a global holding company focused on the manufacturing, production and development of LED lighting technology and hemp-based products intended to help improve your state of health and well-being, is pleased to announce that it is has consummated the transaction for Patent Number U.S. 8,723,425 (the “Patent”).

On October 7, 2021, CEN entered into an Asset Purchase Agreement (the “Agreement”) in connection with the purchase and acquisition of the right, title, and interest in and to the Patent, as more particularly described in the APA and related transaction documents. Pursuant to the Agreement, Tesla Digital, Inc., Tesla Digital Global Group, Inc. and Stevan Pokrajac (together, the “Sellers”) are to receive 5,000,000 shares of CEN common stock which were reserved for issuance at closing of the Agreement. As additional consideration, the Sellers acknowledged receipt of two parcels of real property from CEN.

“This strategic acquisition is the first step in creating a truly global agriculture company dedicated to a person’s health and well-being using innovations in LED lighting technologies. We believe the use of this LED patented technology can be widely implemented in many industries such as indoor growing, automotive and industrial applications. This technology can limit the amount of heat generated from the operation of the LED lights and the amount of power needed to operate them.” commented Bahige (Bill) Chaaban, the Company’s CEO and Executive Chairman.

The inventor of the Patent, Stevan Pokrajac, commented also, “We look forward to continuing the development and sales of our patented technology across a wide range of platforms and industries, including indoor agriculture applications, automotive and aerospace industries, and technologies that require minimal heat and power consumption.”

About CEN Biotech Inc.

CEN Biotech, Inc. is a global holding company focused on the manufacturing, production and development of LED lighting technology and hemp-based products. The Company intends to continue to explore the usage of hemp, which it now intends to cultivate for usage in industrial, medical and food products. For further information on the Company, please visit our website at www.cenbiotechinc.com. Information about the Company can also be found on the Securities and Exchange Commission’s EDGAR site under the Issuer Profile of “CEN Biotech Inc.”

Forward Looking Statements

This press release contains “forward-looking” statements. In particular, the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar conditional words and expressions are intended to identify forward-looking statements. Any statements made in this press release about an action, event or development, are forward-looking statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions, many of which may be beyond control of CEN Biotech Inc. (“CEN”), that could cause actual results to differ from those in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Although CEN believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, factors that cannot be predicted with certainty, as well as additional risks and uncertainties that are identified and described in CEN’s reports filed with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. CEN does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement except as required in accordance with applicable laws.

Press Contact

Brian S. Payne

Vice President and Director

CEN Biotech Inc.

Phone: (519) 419-4958, Extension 1505

Email: brian@cenbiotechinc.com